UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  March 2, 2017 (February 27, 2017)
PERFORMANCE SPORTS GROUP LTD.
(Exact name of registrant as specified in its charter)

British Columbia, Canada (State or other jurisdiction of incorporation or organization)	001-36506 (Commission File Number)	Not Applicable (I.R.S. Employer Identification Number)

100 Domain Drive Exeter, NH (Address of principal executive offices)	03833-4801 (Zip Code)

Registrant’s telephone number, including area code:  (603) 610-5802
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

As previously announced, effective as of February 27, 2017, Performance Sports Group Ltd. (the “Company”) consummated the sale of substantially all of the assets of the Company and its North American subsidiaries, including its European and global operations, to an acquisition vehicle co-owned by affiliates of Sagard Holdings Inc. and Fairfax Financial Holdings Limited (the “Sale”). Effective immediately following closing of the Sale, Karyn O. Barsa, C. Michael Jacobi, Harlan Kent and Bob Nicholson have resigned from the board of directors of the Company.

In addition, effective upon the closing of the Sale, each of the Company’s executive officers, other than Michael J. Wall, the Company’s Executive Vice President, General Counsel and Corporate Secretary, who will continue as an executive officer of the Company pursuant to an independent contractor agreement following the termination of his employment, and Brian Fox, who will continue as the Company’s Chief Restructuring Officer, were terminated from all positions with the Company and its subsidiaries, including: Harlan Kent, the Company’s Chief Executive Officer, Mark Vendetti, the Company’s Executive Vice President/Chief Financial Officer, Angela Bass, the Company’s Executive Vice President, Global Human Resources, Paul Dachsteiner, the Company’s Vice President of Information Services, and Paul Gibson, the Company’s Executive Vice President, Chief Supply Chain Officer.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 2, 2017
PERFORMANCE SPORTS GROUP LTD.

By:	/s/ Michael J. Wall
	Name:	Michael J. Wall
	Title:	Executive Vice President, General Counsel and Corporate Secretary